UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 13, 2024

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
347 Riverside Avenue
Jacksonville, Florida 32202
(Addresses of Principal Executive Offices)

(904) 438-6000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
0.625% Senior Notes due 2025	FIS25B	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
1.000% Senior Notes due 2028	FIS28	New York Stock Exchange
2.250% Senior Notes due 2029	FIS29	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Fidelity National Information Services, Inc. (the “Company” or “FIS”) announced that, effective November 13, 2024 (the “Effective Date”), Mr. Christopher A. Thompson, who came out of retirement to guide the Company through a critical juncture in the Worldpay separation, will be transitioning from his role as Executive Vice President, Chief Accounting Officer of the Company into an advisory capacity until his retirement effective June 1, 2025.

Prior to his retirement in 2021, Mr. Thompson originally joined FIS through the Worldpay acquisition in 2019. Prior to joining the Company, Mr. Thompson served as Chief Accounting Officer and Controller for Worldpay, and he was formerly a partner at Deloitte & Touche LLP. With his extensive professional experience, he has brought great leadership and expertise to FIS and was an invaluable partner during the Worldpay separation. The Board and management of the Company sincerely thank Mr. Thompson for everything he has done for FIS over the years.

As of the Effective Date, the Board has named Ms. Alexandra Brooks, age 54, as Executive Vice President, Chief Accounting Officer of the Company, succeeding Mr. Thompson. Prior to joining the Company, Ms. Brooks served as Executive Vice President and Chief Financial Officer of Hertz Global Holdings, Inc. (“Hertz”), a car rental company, from July 2023 through June 2024. She previously served as Hertz’s Senior Vice President, Chief Accounting Officer from November 2020 to July 2023 and Senior Vice President, Internal Audit from June 2020 to October 2020. Prior to joining Hertz, Ms. Brooks was the Vice President, Internal Audit at Aptiv PLC (“Aptiv”), a global automotive technology company, from May 2015 to April 2020. Before joining Aptiv, Ms. Brooks served in a variety of leadership, accounting and finance roles at Champion Windows and Home Exteriors (2013 – 2015), the General Electric Company (2003 – 2012) and the General Motors Company (1996 – 2003). She began her career with PricewaterhouseCoopers, a professional services firm, and is a Certified Public Accountant.

There is no arrangement or understanding with any person pursuant to which Ms. Brooks is being appointed as Executive Vice President, Chief Accounting Officer. There are no family relationships between Ms. Brooks and any director or executive officer of the Company, and there are no transactions since the beginning of the Company’s most recently completed fiscal year in which the Company is a participant and in which Ms. Brooks or any of her immediate family members has any interests that are required to be reported under Item 404(a) of Regulation S-K.

Chief Accounting Officer Compensation Arrangements

In connection with Ms. Brooks’ appointment as Executive Vice President, Chief Accounting Officer, the Company extended an offer letter to her dated September 10, 2024 (the “Offer Letter”), which she accepted. Under the terms of the Offer Letter, Ms. Brooks will receive an annual base salary of $500,000 and will be eligible to receive:

•annual performance-based cash incentive awards under the Company’s Annual Incentive Program, in the amounts and on such terms as are determined from time to time by the Compensation Committee of the Board (the “Committee”), including a target annual cash incentive opportunity for the Company’s fiscal year 2024 equal to 70% of her annual base salary earned;
•annual long-term incentive awards under the Company’s 2022 Omnibus Incentive Plan, in the amounts and on such terms as are determined from time to time by the Committee, including, for fiscal year 2025, an annual long-term incentive award with an aggregate grant date fair value equal to $1,000,000; and
•a one-time, new hire equity award granted in November 2024 consisting of restricted stock units valued at $1,000,000 and vesting in equal, annual installments over three years, subject to Ms. Brooks’ continued employment with the Company through the applicable vesting dates.

In addition, the Committee designated Ms. Brooks as an executive officer participant in the Company’s Executive Severance Plan, the benefits under which are described in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, and which is filed as Exhibit 10.3 thereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Information Services, Inc. (Registrant)
Date: November 15, 2024	By:	/s/ Gerald W. Clanton
		Name:	Gerald W. Clanton
		Title:	Assistant Corporate Secretary